                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  Virginia Commonwealth Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO] Virginia
       Commonwealth
       Financial
       Corporation


102 S. Main Street
P.O. Box 71
Culpeper, Virginia 22701


Dear Fellow Shareholders:

   You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Virginia Commonwealth Financial Corporation. The meeting will be held on Wednesday, May 16, 2001, at 3:00 p.m. at the Lake of the Woods Clubhouse, Locust Grove, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

   Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. The proxy may be revoked at any time before it is voted at the Annual Meeting.

   We appreciate your continuing loyalty and support of Virginia Commonwealth Financial Corporation and its affiliated companies.

                      Sincerely,

                      /s/ O. R. (Ed) Barham, Jr.

                      O. R. (Ed) Barham, Jr.
                      President & Chief Executive Officer


Culpeper, Virginia
March 1, 2001

[LOGO] Virginia
       Commonwealth
       Financial
       Corporation


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 16, 2001



To Our Stockholders:

     The Annual Meeting of Stockholders of Virginia Commonwealth Financial Corporation will be held at the Lake of the Woods Clubhouse, Locust Grove, Virginia, on Wednesday, May 16, 2001 at 3:00 p.m. for the following purposes:

     1. To elect three (3) directors to serve until the 2004 Annual Meeting of Stockholders, or until their successors are elected and qualified;

     2. To ratify the appointment of Yount, Hyde & Barbour, P.C., as external auditors for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on February 20, 2001, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                              By Order of the Board of Directors,

                              /s/ Edward V. Allison, Jr.

                              Edward V. Allison, Jr.
                              Secretary


March 1, 2001

IMPORTANT NOTICE

     Please complete, sign, date, and return the enclosed proxy card in the accompanying postage-paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxies are revoked.

                  VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
                             102 South Main Street
                              Post Office Box 71
                           Culpeper, Virginia 22701


--------------------------------------------------------------------------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

--------------------------------------------------------------------------------


                              GENERAL INFORMATION

     The enclosed proxy is solicited by the Board of Directors of Virginia Commonwealth Financial Corporation (the "Company") for the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Lake of the Woods Clubhouse, Locust Grove, Virginia on May 16, 2001, at 3:00 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement and accompanying proxy is March 5, 2001.

Revocation and Voting of Proxies

     Execution of a proxy will not affect a Stockholder's right to attend the Annual Meeting and to vote in person. Any Stockholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised by filing an instrument effecting such revocation or a duly exercised proxy bearing a later date with the Company at the above address. Stockholders also may revoke their proxies by attending the Annual Meeting and voting in person. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Stockholders

     Only stockholders of record at the close of business on February 20, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 2,312,800 shares of Company common stock, par value of $2.50 per share, were outstanding and entitled to vote at the meeting. The Company has no other class of stock outstanding.

     Each share of Company common stock is entitled to one vote for as many persons as there are directors to be elected at the Annual Meeting and one vote for all other matters voted on at the Annual Meeting. Shares of Company common stock are not entitled to cumulative voting rights. The presence, in person or by proxy, of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation of Proxies

     The expenses of soliciting proxies will be borne by the Company. Proxies are being solicited by mail, and also may be solicited by directors, officers, employees and agents of the Company in person, by telephone, or by mail. Officers, directors and employees of the Company will not receive special compensation for their solicitation activities. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Company common stock.

Principal Holders of Capital Stock

     The following table sets forth certain information, as of February 20, 2001, about beneficial ownership of the Common Stock of the Company for each director, director nominee, certain executive officers and for all directors, director nominees, and executive officers of the Company as a group.

                                            Number of Shares
                                          Beneficially Owned(1)
Name                                     as of February 20, 2001      Percent of Class
----                                     -----------------------      ----------------
O. R. Barham, Jr.                                  15,972 (2)                 *
Marshall D. Gayheart, Jr.                          31,219                   1.3%
H. Wayne Parrish                                    7,623                     *
Gregory L. Fisher                                   1,050                     *
Thomas F. Williams, Jr.                            12,855                     *
E. Page Butler                                     15,817 (3)                 *
Taylor E. Gore                                      6,564                     *
W. Robert Jebson, Jr.                               5,431                     *
Christopher M. Hallberg                             8,412                     *
W. R. Southworth                                    9,886 (3)                 *
Edward V. Allison, Jr.                             14,075 (2)                 *
Jeffrey W. Farrar                                   5,314 (2)                 *
All Directors and Executive                       134,018                   5.8%
 Officers as a group (12 persons)

* Represents less than 1% of the total outstanding shares of the Company's common stock.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

(2) Includes 11,106 shares, 4,560 shares, and 4,530 shares for Mr. Barham, Mr. Allison, and Mr. Farrar, respectively, in incentive stock options. A description of such options is set forth below in greater detail in "Employee Benefit Plans - Incentive Stock Option Plan."

(3) Includes 879 shares and 5,649 shares for Mr. Butler and Mr. Southworth in exercisable stock options converted to VCFC options in connection with the acquisition of Caroline Savings Bank on February 14, 2000.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided unto three classes of directors (Class I, Class II and Class III). The term of office for the Class II directors will expire at the Annual Meeting. The first three persons in the table below, all of whom currently serve as directors of the Company, will be nominated to serve as Class II directors. If elected, the Class II directors will serve for a term of three years until the 2004 Annual Meeting, or until their successors are duly elected and qualify.

     The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If any of the persons named below is unavailable to serve for any reason, an event which the Board of Directors does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate. In the alternative, the Board may reduce the size of a class of directors to the number of remaining nominees, if any, for whom the proxies will be voted.

     The following table sets forth certain information concerning the nominees for election at the Annual Meeting as directors, as well as certain information about the remaining Class I and Class III directors, who will continue in office after the Annual Meeting until the 2002 and 2003 Annual Meetings, respectively. The Board of Directors recommends that the stockholders vote FOR election of the Directors who have been nominated.

                             NOMINEES FOR ELECTION
                               CLASS II DIRECTORS
                      (To Serve until 2004 Annual Meeting)


                                    Director      Occupation
Name and Age                        Since (2)     Past 5 Years
------------                        --------------------------
Taylor E. Gore               62     1975     Executive Vice President & General Manager, Culpeper
                                             Farmers' Co-op, Inc.

W. Robert Jebson, Jr.        67     1990     President, Environmental Systems Service, Ltd.

Christopher M. Hallberg      51     1988     President, Hallberg Financial Group

                    CLASS II DIRECTOR NOT UP FOR NOMINATION

W.R. Southworth              64     1975     Chief Executive Officer, Caroline Savings Bank

                          REMAINING CLASS I DIRECTORS
                      (Serving until 2002 Annual Meeting)

Gregory L. Fisher            51     1992     President, Eddins Ford, Inc.

Thomas F. Williams, Jr.      62     1988     Partner, Franklin, Williams and Cowan, Esq.

E. Page Butler               53     1996     Owner, Page Butler, Inc.

                         REMAINING CLASS III DIRECTORS
                      (Serving until 2003 Annual Meeting)

O. R. Barham, Jr.            50     1996     President and Chief  Executive Officer
                                             Virginia Commonwealth Financial Corporation

Marshall D. Gayheart, Jr.    70     1971     Retired, Proprietor, Gayheart Drug Store

H. Wayne Parrish             57     1988     President and General Manager, Allmans BBQ;
                                             Real Estate Appraiser

-----------------------------------------------------------------------------------------

     (2) The date above refers to the year in which Messrs. Barham, Gayheart, Gore, Jebson and Fisher were first elected to the Board of Directors of Second Bank & Trust. Messrs. Hallberg, Parrish, and Williams were first elected to the Board of Directors of Virginia Heartland Bank, and Messrs. Butler and Southworth were first elected to the Board of Directors of Caroline Savings Bank.

Board of Directors and Committees

     The Board of Directors of the Company met monthly in 2000. In 2000, all directors attended at least 75% of the regular, special, or committee meetings of the Board of Directors of the Company, which he (she) was required to attend.

     There are no family relationships among any of the directors or executive officers, and none of the directors serves as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

     The Company has an Executive Committee comprised of Messrs. Barham, Butler, Gore, Jebson and Parrish. The Executive Committee is authorized, between meetings of the Board, to perform duties and exercise certain authorities of the Board.

     The Audit Committee is comprised of Messrs. Butler, Fisher, Gore and Williams. In addition, Directors Charles K. Gyory of Second Bank & Trust and
Thomas Y. Welsh of Virginia Heartland Bank serve on the Audit Committee.   The
principal responsibilities of the Committee are to ensure that the Board receives objective information regarding policies, procedures, and activities with respect to auditing, accounting, internal controls, financial reporting, regulatory matters, and such other activities as may be directed by the Board. The Committee met 4 times in 2000.

     The Company does not have a standing Personnel Committee. The Board of Directors and/or the Executive Committee review employee benefit plans and ratify the actions of its affiliate board of directors in determination of the level of compensation for each officer and director of the affiliates.

                            EXECUTIVE COMPENSATION

Compensation of Directors

     Directors of the Company receive a monthly fee of $800.00 for serving as Board of Directors. Directors of the Company are paid $200 for committee meetings on which they serve and attend.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during the fiscal year ended December 31, 2000.

Executive Compensation

     Summary of Cash and Certain Other Compensations. The following table shows the cash compensation paid to Mr. O. R. Barham, Jr., President and Chief Executive Officer of the Company, Mr. William B. Young, former Chairman and Chief Executive Officer, Edward V. Allison, Jr., Senior Vice President and Secretary of the Company and Mr. Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer of the Company, during 2000, 1999, and 1998. During 2000, no other executive officer of the Company received compensation in excess of $100,000.


                          SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                          Annual Compensation                           Compensation
                               ------------------------------------------       ---------------------------
All
Name and                                                          Other Annual        Restricted       Stock
Principal Position            Year       Salary      Bonus(1)     Compensation(2)   Stock Awards(5)   Options     Other
Compensation(4)
------------------
O.R. Barham, Jr.              2000     $ 180,000     $      -           -              $31,122        11,106    $ 28,372
   President/Chief            1999       170,000            -           -                    -                    30,770
   Executive Officer          1998       140,000       10,000           -                    -                    23,045

William B. Young              2000       165,000            -           -                    -                    10,735
   Former Chairman and CEO    1999       165,000            -           -                    -                     8,298
                              1998       138,800            -           -                    -                     4,342

Edward V. Allison, Jr.        2000       125,000            -           -               12,600         3,930       7,820
   Senior Vice                1999       104,668            -           -                    -                     5,330
   President/Secretary        1998       101,700            -           -                    -                     4,494

Jeffrey W. Farrar             2000        93,000        5,000           -               12,600         3,960      10,078
   Executive Vice             1999        86,000            -           -                    -                    12,253
   President/CFO              1998        76,100            -           -                    -                    11,993


(1) Mr. Barham served as President and Chief Executive Officer of Second National Financial Corporation during 1998; President of the Company from October 1998 to December 2000.
(2) Mr. Young has served as Chairman and Chief Executive Officer until his retirement in December 2000.

(3)  Other compensation for 2000 consisted of the following:

                                              Barham             Young          Allison           Farrar
401K Plan matching contributions           $       -         $   4,950          $ 3,466         $   2,870
Company profit sharing plans                  14,053             5,785            4,354             7,208
Deferred Compensation contribution            14,319                 -                -                 -
                                           --------------------------------------------------------------
                                           $  28,372         $  10,735          $ 7,820         $  10,078

(4)  Mr. Allison has served as Secretary since October 1998.
(5) Restricted share awards granted in 2000 vest in ten years, but can be accelerated to a three-year period based Company financial performance as defined.

Stock Options and SAR

The following table shows all grants of options to Messrs. Barham, Allison, and Farrar in 2000:

                     Option/SAR Grants in Last Fiscal Year

                                                                                                   Potential Realizable Value
                                                                                                   at Assumed Annual Rates
                                                                                                   of Stock Price Appreciation
                                                 Individual Grants                                       for Option Term
                          -----------------------------------------------------------------        ----------------------------

                                                % of Total
                                              Options Granted   Exercise or
                              Options         to Employees in    Base Price      Expiration              5%            10%
Name                      Granted (#) (1)(2)   Fiscal Year        ($/Sh)            Date                ($)            ($)
----                      ------------------  ----------------   -----------     ----------             ---            ---
O. R. Barham, Jr.              11,106               23.59%         $21.00          3/15/11           118,736.56    300,901.76
Edward V. Allison, Jr.          4,530                9.62%         $21.00          3/15/11            48,431.18    122,734.11
Jeffrey W. Farrar               4,560                9.68%         $21.00          3/15/11            48,751.91    123,546.92

_______________________

(1) Stock options vest in three equal installments beginning on the first anniversary of grant.
(2)  No options were exercised in 2000.

Employment Agreements

     Mr. Barham entered into an employment agreement with the Company effective January 1, 2000. The agreement is general in nature and has few conditions relative to current or ongoing employment conditions. Mr. Barham's base compensation under this agreement is determined at the sole discretion of the Board of Directors, but does include minimum thresholds for each year of the agreement. The agreement provides that in the event the Company, acting either through its stockholders or its Directors, approves a change in control event as defined, Mr. Barham will be entitled to receive from the Company base compensation and accrued benefits for a twenty-four month period, regardless of consideration of future employment. In the event the Company terminates Mr. Barham's employment without cause, or Mr. Barham terminates his employment for good reason as defined, the Company will pay to Mr. Barham a lump sum within thirty days of employment termination equal to base compensation for a period of eighteen months from the date of termination.

     As incentive for Mr. Barham to remain in the employ of the Company and as protection for the Company from Mr. Barham leaving the Company's employ, absent a sale of the Company as defined, the agreement provides that if the officer voluntarily leaves the employ of the Bank without there being any such change in control of the Company, he may not be employed with or work in any office of any company as an officer, director, employee or partner within a 50 mile radius of any branch office of the Company without written consent of the Board of Directors for a period of two years after Mr. Barham's employment. Failure to comply will result in termination of all benefits remaining to be paid as part of the agreement.

     Mr. Allison, as President of Virginia Heartland Bank, and Senior Vice President and Secretary of the Company, entered into a five year agreement effective October 1998. Mr. Allison receives an annual salary subject to annual review and adjustment by the Board of Directors. If Mr. Allison's employment contract is terminated without "cause," as defined in the contract, Virginia Heartland Bank must pay his annual salary for a period not to exceed one year following the termination. The employment contracts also contain a provision that any successor to all or substantially all of the business and/or assets of the Company expressly assume this employment contract. The contract provides that if Mr. Allison voluntarily terminates the contract, he shall not directly or indirectly become affiliated with another financial institution within the Commonwealth of Virginia for a period of two years.

     The Company has entered into a "change in control agreement" with Mr. Farrar. The agreement for Mr. Farrar provides certain payments and benefits in the event of a termination of his employment by the Company without "cause," or by Mr. Farrar for "good reason," during the period beginning on the occurrence of a "change in control" (as defined) of the Company and ending on the second anniversary of the change in control date. In such event, Mr. Farrar would be entitled to receive the sum of his current annual base salary preceding the change in control date for a period of eighteen months following termination, and the continuation of health insurance, life insurance, and similar benefits under the Company's welfare benefits plans for a period of eighteen months.

     During the term of the agreements following a change in control, Mr. Farrar may voluntarily terminate his employment and become entitled to these payments and benefits under certain circumstances. These circumstances include, but are not limited to, a material adverse change in his position, authority, or responsibilities, or a reduction in his rate of annual base salary, benefits (including incentives, bonuses, stock compensation, and retirement and welfare plan coverage), or other perquisites as in effect immediately prior to the change in control date.

     William R. Southworth, a Class II director, serves as President and Chief Executive Officer of Caroline Savings Bank pursuant to an employment and consultation agreement, which provides for him receiving a salary of $85,000 through June 30, 2001 and an annual consulting fee of $50,000 for one year thereafter.

Employee Benefit Plans

     The Company and its three banking subsidiaries, Second Bank & Trust and Virginia Heartland Bank & Caroline Savings, maintain several tax qualified and non-qualified employee benefit plans for employees of the three banks, which benefit plans are described below. Caroline Savings Bank employees will join the Company plans effective January 1, 2001.

     Company Plans

     The Company has a noncontributory pension plan which conforms to the Employee Retirement Income Security Act of 1974 (ERISA). The amount of benefits payable under the plan is determined by an employee's period of credited service. The amount of normal retirement benefit will be determined based on a Pension Equity Credit formula. The employee receives credits based on their age and years of service. The plan provides for early retirement for participants with five years of service and the attainment of age 55. A participant who terminates employment with 2 or more years of service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities as well as a lump sum payment upon retirement or separation of service.

     The following table shows the estimated annual benefits payable upon retirement based on specified remuneration and years of credited service classifications, assuming continuation of the present plan and retirement on January 1, 2000, at age 65 (normal retirement date):

             ESTIMATED ANNUAL PENSION BASED ON AVERAGE COMPENSATION

        AVERAGE       10 YEARS       15 YEARS      20 YEARS     25 YEARS
      COMPENSATION   OF SERVICE     OF SERVICE    OF SERVICE   OF SERVICE
      ------------   ----------     ----------    ----------   ----------

      $ 10,000        $  1,264      $  1,669       $  1,973      $  2,200
        25,000           3,160         4,173          4,933         5,500
        50,000           6,320         8,346          9,866        11,000
        75,000           9,480        12,520         14,799        16,500
       100,000          12,640        16,693         19,732        22,000
       125,000          15,800        20,866         24,665        27,500
       150,000          18,960        25,039         29,598        32,999
       175,000          22,120        29,212         34,531        38,499
       200,000          25,280        33,385         39,464        43,999

     The Corporation established a 401(k) Savings Plan for all affiliates effective January 1, 2000. The plan's primary purpose is to allow employees to save for retirement on a pre-tax basis. The plan provides for matching contributions by the Corporation equal to 50% of the first 6% of salary reduction contributions made by the employee. The plan also provides for discretionary contributions to be made by the Corporation and allocated to participant accounts in proportion to the participant's compensation. Caroline Savings Bank employees will join this plan effective January 1, 2001.

     The Corporation has an Employee Stock Ownership Plan ("ESOP") under section 401(e) of the Internal Revenue Code. Funds contributed by the Corporation to the plan are allocated to participants in the plan in the ratio which the compensation of each participant bears to the total compensation of all the participants. Effective January 1, 2000, the ESOP plan assets were frozen and no future Corporation contributions are anticipated.

     The Corporation has an incentive stock option plan under which options may be granted to key employees for purhase of the Corporation's stock. The plan has reserved for issuance 100,000 shares of the common stock with a term of ten years. The plan requires that options be granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant. Such options vest over a three-year period. The options will expire in no more than ten years after the date of grant. Restricted shares may also be granted from time to time, and will generally have a restriction period of ten years with an acceleration period if performance measures are met.

     The Corporation has a Non-Qualified Directors Deferred Compensation Plan for Directors. This plan allows for the deferral of pre-tax income associated with payment of director fees. Directors may elect to defer all or a portion of their annual directors fees. Monthly board fees are contributed directly to a trust with various investment options, and are held until such time the director is entitled to receive a distribution.

     The Company has a non-qualified Executive Deferred Compensation Plan for key employees. Pursuant to the plan, the President and any other employees of the Corporation or its affiliates as selected by the Board of Directors may defer receipt of a certain amount of pre-tax income and cash incentive compensation, for a period of no less than three years or until retirement, subject to termination of employment or certain other events, including an imminent change in control. The Corporation may elect to make matching contributions from time to time at the Board's discretion. The Corporation's matching contribution for Mr. Barham is 5% of his base salary and as determined from time to time by the Board for other executives.

Affiliate Bank Plans

     Second Bank & Trust has a profit sharing plan under which employees of the Bank receive compensation directly related to the profitability of the Bank. Compensation under the plan is calculated and approved by the Board of Directors of the Bank.

     Virginia Heartland Bank has entered into supplemental retirement agreements with the Bank's former Chairman and President which provide benefits payable over fifteen years to begin at age sixty and sixty-five, respectively. The agreement calls for Virginia Heartland Bank to pay each $45,000 for fifteen years upon retirement.

     Caroline Savings Bank has a profit sharing plan covering all eligible employees. Contributions are at the discretion of the Board of Directors. The Bank also maintains a 401(k) plan, which covers substantially all employees. Under the plan, employees may elect to defer a portion of their salary on a pretax basis, and the Bank will match the contribution up to 3% of the employee's salary. The Bank may make voluntary contributions to the Plan at any time.

Interest of Management and Board in Certain Transactions

     As of December 31, 2000, borrowing from the Company by all policy-making officers, directors, their immediate families, and affiliated companies in which they are Stockholders amounted to approximately $6.71 million. This amount represented 13.4% of the total equity capital and 1.5% of the total assets of the Company as of December 31, 2000. These loans were made in the ordinary course of the Company's business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve greater than normal risks of collectibility. The Company expects to have similar banking transactions with directors, officers, principal Stockholders and their associates in the future.

Compensation Committee Interlocks and Insider Participation

     None of the members of the respective Board's responsible for executive compensation has served as an officer or employee of the Company or any of its affiliates. No director may participate in incentive plans as described, or was at any time within one year prior to his appointment eligible to participate in incentive plans.

Report on Executive Compensation

     The Board of Directors of each respective subsidiary bank, in conjunction with the Company's Executive Committee, has furnished the following report on executive compensation.

     The Board of Directors has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and maximize stockholder value by aligning closely the financial interests of its senior officers with those of its stockholders. The policies are designed to provide competitive levels of compensation to attract and retain corporate officers and key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. The policies provide for both annual salaries and participation in an incentive compensation plan with all other employees of the Company.

     The Board of Directors approves base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary ranges of similar sized banks as provided by the VBA Salary Survey of Virginia Banks and other compensation surveys. The annual and incentive compensation is also closely tied to the Company's success in achieving significant financial performance goals.

     The Board of Directors approves the Chief Executive's annual salary based on the compensation data from selected peer banks, their assessment of past performance and its expectation as to future contributions in leading the Company. In addition to the internal measures above, the Board of Directors also reviews the financial performance of the Company in relation to peer group averages and predetermined goals set by the Board of Directors. A subjective approach is used in its evaluation of these factors and therefore does not rely on a formula or weights of specific factors.

     Incentive compensation plan in the form of profit sharing plans, which are available for all employees of the Company, stresses rewards for achievement of financial goals set each year. This program rewards employees for producing higher income, reducing costs and providing customers with excellent service. The formula defines the incentive fund available for distribution for the year. The incentive funds are allocated prorata to all employees based on their salary.

Audit Committee Report

     The Audit Committee of the Board of Directors (the "Board"), which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' lisiting standards, has furnished the following report:

     The Audit Committee (the "Committee") reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Committee monitors these processes.

     In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The following fees were paid to Yount, Hyde & Barbour, P.C., the Company's Certified Public Accountants, for services provided for the fiscal year ended December 31, 2000:

                  Audit Fees:       $74,175

                  All Other Fees:   $40,177

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the

Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.


                   Thomas F. Williams, Jr., Chairman; Audit
                   ----------------------------------------
                   Committee
                   ---------
                   Gregory L. Fisher
                   -----------------
                   Taylor E. Gore
                   --------------
                   E. Page Butler
                   --------------
                   Chuck K. Gyory
                   --------------
                   Thomas Y. Welsh
                   ---------------

                            STOCK PERFORMANCE GRAPH

     The following graph compares the Company's Stockholder return with the return of certain indices for the period beginning January 1, 1996 and for the following five years ending December 31, 2000. The Company's stock performance is compared to the NASDAQ Stock Index and the Carson Medlin Independent Bank Index.

                             VIRGINIA COMMONWEALTH
                             FINANCIAL CORPORATION
                          Five Year Performance Index


                                                        1995   1996   1997   1998   1999   2000
                                                        ----   ----   ----   ----   ----   ----
VIRGINIA COMMONWEALTH
FINANCIAL CORPORATION                                    100    109    187    195    148    145
INDEPENDENT BANK INDEX                                   100    128    193    204    185    191
NASDAQ INDEX                                             100    123    151    213    395    238

     During the years 1995-1996, and for the first six months of 1997, shares of Company Common Stock were not traded on any national or regional exchange, and trading was generally as a result of private negotiation. Accordingly, this graph is not necessarily indicative of how the Company's stock would have performed if it had traded on an exchange for the entire period. On July 14, 1997, the Company's stock began trading on the Nasdaq Small Cap Market, and currently trades under the trading symbol VCFC. The Nasdaq is operated by The Nasdaq Stock Market, Inc., a wholly-owned subsidiary of the National Association of Securities Dealers, Inc.

                                 PROPOSAL TWO
                   RATIFICATION OF SELECTION OF ACCOUNTANTS

     The Board of Directors has appointed Yount, Hyde & Barbour, P.C., as the external auditors for the Company for the fiscal year ending December 31, 2001. Yount, Hyde & Barbour, P.C. rendered audit services to the Company during 2000. These services consisted primarily of the examination and audit of the financial statements of the Company, tax reporting assistance, and other audit and accounting matters. Representatives of Yount, Hyde & Barbour, P.C. will have the opportunity to make a statement and to answer questions at the Annual Meeting if they desire to do so. The Board of Directors recommends that the Stockholders vote FOR the appointment of Yount, Hyde & Barbour, P.C.

                      2002 ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors need not include an otherwise appropriate stockholder proposal in its proxy statement or form of proxy for that meeting unless the proposal is received by the Company at its main office on or before December 15, 2001.

ANNUAL REPORTS TO STOCKHOLDERS

     The Company's Annual Report for the year ended December 31, 2000, which includes Form 10K filed with the Securities and Exchange Commission, and audited financial statements of the Company prepared in conformity with generally accepted accounting principles, are included herein. A copy of the Annual Report will be sent to any stockholder upon request. Requests for additional copies of the Annual Report should be directed to Jeffrey W. Farrar, CPA, Executive Vice President & Chief Financial Officer, at 102 South Main Street, P.
O. Box 71, Culpeper, Virginia  22701.

                                 OTHER MATTERS

     Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy will be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

                                  APPENDIX I
                  VIRGINIA COMMONWEALTH FINANCIAL CORPORATION
                     Audit Committee of Board of Directors
                                    Charter

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     .   Serve as an independent and objective party to monitor the
          Corporation's financial reporting process and internal control system.
     .   Review and appraise the audit efforts of the Corporation's independent accountants and internal audit department.
     .   Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.


     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


II.  COMPOSITION

     The Audit Committee shall consist of three or more Holding Company Board members and a representative number of Bank Board members from each subsidiary Bank, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with basic financial and accounting practices. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet annually with management, the general auditor and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4 below. The Chair of the Committee may represent the entire Committee for purposes of this review.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1. Review and update the Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any other reports of other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4.   Review with financial management and the independent accountants the 10-Q.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Process

8. In conjunction with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting process, both internal and external.

9. Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by independent accountants, management, or the internal audit department.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

12. Following completion of the annual report, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)


Ethical and Legal Compliance

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee of the Board deems necessary or appropriate.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                  VIRGINIA COMMONWEALTH FINANCIAL CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 16, 2001


     The undersigned Stockholder(s) of Virginia Commonwealth Financial Corporation (the "Holding Company) hereby appoints E. Page Butler, Marshall D. Gayheart, Jr. and Thomas F. Williams, Jr., with full power to act alone and full power of substitution each, as proxies of the undersigned with authority to vote in the name and on behalf of the undersigned at the Annual Meeting of Stockholders of the Holding Company to be held at the Lake of the Woods Clubhouse, Locust Grove, Virginia, on Wednesday, May 16, 2001 at 3:00 p.m., or at any adjournment thereof, on the following matters:



   Please be sure to sign and date              ---------------------
     this Proxy in the box below.               |  Date             |
---------------------------------------------------------------------
|                                                                   |
|                                                                   |
|    Stockholder sign above           Co-holder (if any) sign above |
---------------------------------------------------------------------


                                                                With-    For All
                                                          For   hold     Except
1. To elect three (3) directors to serve until the 2004   [ ]   [ ]      [ ]
   Annual Meeting of Stockholders, or until their successors are elected and qualified.


   (CUMULATIVE VOTING IS NOT PERMITTED)

   Taylor E. Gore
   Christopher M. Hallberg
   W. Robert Jebson, Jr.


  INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

  ------------------------------------------------------------------------------
                                              For    Against    Abstain
2. To ratify the appointment of Yount,        [ ]      [ ]        [ ]
   Hyde & Barbour, P.C. as external
   auditors for the fiscal year ending
   December 31, 2001.

3. To transact such other business as may properly come before the meeting.

When properly signed, proxy will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted FOR items (1) and (2).

PLEASE CHECK BOX IF YOU PLAN TO ATTEND
THE MEETING.                   [ ]

   Detach above card, sign, date and mail in postage-paid envelope provided.

                  VIRGINIA COMMONWEALTH FINANCIAL CORPORATION

By signing this proxy, the above signed acknowledges that he or she has received the Holding Company's Proxy Statement dated March 1, 2001. NOTE: Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If signer is a corporation, please sign with the full corporate name by duly authorized officer.

                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY